UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.	Other Events and Required FD Disclosure

     On February 19, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced that its board of directors has approved a succession plan with the upcoming retirement of Hollis Harris, chairman and chief executive officer (“Harris”). Harris announced that he plans to give up the title of chief executive officer effective April 1, 2004, and retire from the board of directors at the Registrant’s May 6, 2004 annual general meeting. The Registrant’s board of directors stated that it will retain Harris as a consultant to the Registrant for a period of up to two years. A copy of the press release issued by the Registrant on February 19, 2004 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No	Document

99.1	Press Release of World Airways, Inc. issued February 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc.
(Registrant)

Date: February 19, 2004	By:	/s/ Hollis L. Harris

Hollis L. Harris Chairman and Chief Executive Officer